EX-99.(a)(5)(C)

This announcement is not an offer to purchase or a solicitation of an offer to sell shares. The Offer (as defined below) is made solely by the Amended and Restated Offer to Purchase dated February 28, 2014 and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

NOTICE OF OFFER TO PURCHASE FOR CASH

1,356,020 Shares of Common Stock of Dynacq Healthcare, Inc.

at $0.03 PER SHARE by Furlong Fund, LLC.

The Offer is being made by Furlong Fund, LLC, a Delaware limited liability company (the “Purchaser”), which is managed by Furlong Financial, LLC, which has as its sole managing member Daniel Rudewicz, to purchase 1,356,020 shares (the “Shares”) of common stock, par value $0.001, of Dynacq Healthcare, Inc., a Nevada corporation (“Dynacq” or the “Company”) at a price of $0.03 per share in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase, dated February 28, 2014 (as it may be amended and supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which together, with any amendments and supplements hereto or thereto, collectively constitutes the “Offer”). The expiration date has been extended from its original date for the purpose of further mailing and dissemination of the Offer. The Offer will expire at 12:00 midnight, Eastern Time, on April 11, 2014 (one minute after 11:59 p.m., Eastern Time, on April 11, 2014), unless and until Purchaser shall have extended the period of time for which an Offer is open. The Offer had previously been scheduled to expire at 12:00 midnight, Eastern Time, on March 24, 2014. All of the other terms and conditions of the offer remain unchanged. As of March 18, 2014, according to the Depositary, 6,116 Shares have been tendered and not withdrawn. THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME ON APRIL 11, 2014 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Purchaser reserves the right, in its sole discretion, to extend the period of time during which the Offer is open. The Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time: (i) to extend the period of time during which the Offer is open which may delay acceptance for payment of, and the payment for, any Shares; (ii) to waive any of the conditions to the Offer; or (iii) to amend the Offer, including by increasing the consideration offered, by giving oral or written notice of extension, waiver or amendment to the Depositary and making a public announcement thereof. In addition, the Purchaser may extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or its staff or as required by applicable law.

Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and may be withdrawn at any time after the Expiration Date if the conditions to the Offer are not satisfied on the Expiration Date. If all conditions to the Offer have been satisfied on the Expiration Date, the Purchaser will deposit with the Depositary the proceeds required to consummate the Offer and will promptly accept for payment and pay for all properly tendered Shares that have not been withdrawn. The Purchaser will not accept Shares for payment unless all conditions to the Offer have been satisfied or waived. Section 14(d)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that Shares tendered pursuant to the Offer may be withdrawn at any time after sixty days following February 19, 2012. For a withdrawal of Shares tendered to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn, the name of the registered holder of such Shares, if different from that of the person who tendered such Shares, and, if share certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, the serial numbers shown on such share certificates. If Shares have been tendered pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase, any notice of withdrawal must specify the name and number of the account at must comply with the withdrawal procedures of The Depository Trust Company system. In order for Shares to be validly tendered pursuant to the Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, and any other documents required by the Letter of Transmittal, must be received by the Depositary on or prior to the Expiration Date, and either (i) certificates representing tendered Shares must be received by the Depositary, or such Shares must be tendered pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase (and confirmation of receipt of such delivery must be received by the Depositary), in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth in the Offer to Purchase must be complied with. No alternative, conditional or contingent tenders will be accepted. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not properly withdrawn prior to the Expiration Date when, as and if the Purchaser gives oral or written notice to the Depositary, as agent for the tendering stockholders, of the Purchaser’s acceptance for payment of such Shares. Payment for Shares so accepted for payment will be made by the deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering stockholders for the purpose of receiving such payment from the Purchaser and transmitting such payment to tendering stockholders. Rule 14e-1(c) under the Exchange Act requires the Purchaser to promptly pay the consideration offered or return the securities deposited by or on behalf of stockholders promptly after the termination or withdrawal of the Offer. The Purchaser does not intend to provide a subsequent offering period. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE.

The rights reserved by the Purchaser in the preceding paragraphs are in addition to Purchaser’s rights pursuant to Section 13 of the Offer to Purchase. Any extension, waiver or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date. If the Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or if the Purchaser waives a material condition of the Offer, the Purchaser will disseminate additional tender offer materials and extend the Offer if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in the Offer Price or a change in percentage of securities sought or a change in any dealer’s solicitation fee, will depend upon the facts and circumstances, including the relative materiality of the term or information changes. In the SEC’s view, an offer should remain open for a minimum of five (5) business days from the date the material change is first published, sent or given to stockholders, and with respect to a change in Offer Price or a change in percentage of securities sought (other than increases of not more than two percent of the class of securities that are subject to Offer) or a change in any dealer’s solicitation fee, a minimum grace period, consisting of ten (10) business days, is generally is required to allow for adequate dissemination to stockholders and for investor response. Accordingly, if prior to the Expiration Date, the Purchaser changes the Offer Price or changes the number of Shares sought (other than increases of not more than two percent of the class of securities that are subject to Offer) or changes a dealer solicitation fee , and if the Offer is scheduled to expire at any time earlier than the tenth (10th) business day from the date that notice of such change is first published, sent or given to stockholders, the Offer will be extended at least until the expiration of such tenth (10th) business day. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

If the number of Shares tendered exceeds the number of Shares that Purchaser seeks to purchase pursuant to the Offer for those Shares, the Purchaser will take into account the number of Shares so tendered and take up and pay for as nearly as may be pro rata, disregarding fractions, according to the number of Shares tendered by each holder of Shares during the period during which the Offer remains open. The receipt of cash in the Offer will be a taxable transaction for U.S. federal income tax purposes. Each holder of Shares should consult its tax advisor about the particular tax consequences to such holder of exchanging Shares in the Offer (including the application and effect of any state, local or foreign income and other tax laws). The Offer is not being made for the purpose of acquiring or influencing control of the business of Dynacq. Funding for the purchase of the Shares will be provided from the Purchaser’s existing working capital. The Offers contain terms and conditions and the information required by Rule 14d-6(d)(1) under the Exchange Act which are incorporated herein by reference.

The Purchaser has requested from the Company its stockholder list and security position listings for the purpose of disseminating the Offer to stockholders. The Offer to Purchase and related Letter of Transmittal will be mailed to record holders of shares whose names appear on the Company’s stockholder list and furnished, if not already, for subsequent transmittal to beneficial owners of shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing. The Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery are being filed with the SEC and will be made available, for free, through the SEC’s website at http://www.sec.gov/. Any questions or requests for assistance or for additional copies—which will be furnished promptly at the Purchaser’s expense—of the Offer to Purchase, the related Letter of Transmittal and other related tender offer tender offer materials may be directed to Alliance Advisors, LLC toll-free at (855) 325-6674, by mail at 200 Broadacres Dr., 3rd Fl., Bloomfield, NJ 07003, or by visiting our website at http://www.furlongfilings.com. THIS SUMMARY ADVERTISEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL WHICH CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.